Exhibit 10.1

GENPACT LIMITED

2007 OMNIBUS INCENTIVE COMPENSATION PLAN

PERFORMANCE SHARE AWARD AGREEMENT

THIS PERFORMANCE SHARE AWARD AGREEMENT (the “Agreement”), dated as of ________ __, 2010 (the “Award Date”), is made by and between Genpact Limited, an exempted limited company organized under the laws of Bermuda (the “Company”) and _______________ (“Participant”).  To the extent not defined herein, all capitalized terms in this Agreement shall have the meanings assigned to them in the Genpact Limited 2007 Omnibus Incentive Compensation Plan (the “Plan”).

RECITALS:

WHEREAS, the Company has adopted the Plan for the purpose of promoting the interests of the Company and its shareholders by attracting and retaining exceptional directors, officers, employees and consultants and enabling such individuals to participate in the long-term growth and financial success of the Company.

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant to Participant a performance share award under the Plan as provided for herein.

NOW, THEREFORE, for and in consideration of the premises and covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Performance Shares Award. The Company hereby awards to Participant, as of the Award Date, a performance share award (the “Award”) under the Plan entitling Participant to receive a number of Shares based on the extent, if any, to which the applicable performance goals specified in Appendix A of this Agreement (the “Performance Goals”) for the performance period commencing on January 1, 2010 and ending on December 31, 2012 (the “Performance Period”) have been attained.  The initial number of Shares that shall be used to determine Participant’s rights pursuant to this Award is «Shares_Granted» (the “Target Performance Shares”).  The number of Target Performance Shares shall be used solely to calculate the actual number of Shares that may be issued to Participant under this Agreement (“Actual Performance Shares”).  The number of Actual Performance Shares to which Participant may become entitled under this Agreement shall be calculated following the end of the Performance Period and shall be based on the level at which the Performance Goals for the Performance Period are determined to have been attained.  Both the number of Target Performance Shares and Actual Performance Shares shall be subject to adjustment as set forth in the Plan.

The number of Actual Performance Shares to which Participant may become entitled at the end of the Performance Period shall be calculated by multiplying the designated number of Target Performance Shares by a performance percentage ranging from 0% to 150%.  The actual performance percentage to be used for such purpose shall be determined in accordance with the methodology set forth in Appendix A and shall be tied to the attained level of Company performance for the Performance Period described in Appendix A.  In no event may the number of Actual Performance Shares exceed one hundred fifty percent (150%) of the Target Performance Shares.

Notwithstanding the foregoing, in the event of a Change of Control during the Performance Period, the number of Shares issuable under this Award shall be determined as set forth in Paragraph 4 below.

2. Performance Goals.

(a) Committee Determination.  Following the end of the Performance Period, the Committee shall determine whether and the extent to which the Performance Goals have been achieved for the Performance Period and shall determine the number of Shares, if any, issuable to Participant with respect to the level of achievement of the Performance Goals; provided that with respect to any Award to a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall have certified the achievement of the Performance Goals.  The Committee’s determinations with respect to the achievement of the Performance Goals shall be based on the Company’s audited financial statements, subject to any adjustments made by the Committee in accordance with Paragraph 2(c) below.  If the threshold levels for the Performance Goals are not achieved, the Award shall be cancelled and Participant shall thereupon cease to have any right or entitlement to receive any Shares under the Award.

(b) Committee Discretion to Reduce or Eliminate Award.  Notwithstanding satisfaction, achievement or completion of the Performance Goals (or any adjustments thereto as provided below), the number of Shares issuable hereunder may be reduced or eliminated by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(c) Modification of Performance Goals.  The Committee shall have the right to adjust or modify the calculation of the Performance Goals as permitted under the Plan.

(d) Section 162(m). To the extent the Committee has determined that this Award is intended to comply with the performance-based exception to Section 162(m) of the Code and Participant is a “covered employee” within the meaning of Section 162(m) of the Code, all actions taken hereunder (including without limitation any adjustments of Performance Goals) shall be made in a manner which would comply with Section 162(m) of the Code.

3. Cessation of Employment or Service; Disability or Death.

(a) Should Participant cease continued employment or service with the Company or an Affiliate for any reason prior to the end of the Performance Period, the Award shall be immediately canceled and Participant shall thereupon cease to have any right or entitlement to receive any Shares under the Award; provided, however, that should a Change of Control occur during the Performance Period, then the provisions of Paragraph 4 shall govern the number of Shares issuable under the Award.

(b) Notwithstanding Paragraph 3(a), in the event of Participant’s termination of continued employment or service with the Company or an Affiliate that occurs during the last year of the Performance Period by reason of death or Disability, Participant shall, following the completion of the Performance Period, be entitled to receive a number of Shares determined by multiplying the number of Shares (if any) to which Participant would be entitled based on the actual level at which the Performance Goals are achieved by a fraction, the numerator of which is the number of months of service in the Performance Period prior to the termination (rounded up to the closest whole month) and the denominator of which is thirty-six (36).

4. Change of Control:  In the event a Change of Control occurs during the Performance Period, the number of Shares issuable under this Award and the date of issuance of the Shares shall be determined as follows notwithstanding any provisions of this Agreement or the Plan to the contrary:

(a) In the event the Change of Control occurs within the first twelve (12) months of the Performance Period and Participant remains in continued employment or service with the Company or an Affiliate through the effective date of that Change of Control, then this Award shall be converted into a right to receive the number of Target Performance Shares without any measurement of Performance Goal attainment to date, subject to the provisions of Paragraphs 4(c) and 4(d) below.

(b) If the Change of Control occurs on or after completion of the first twelve (12) months of the Performance Period and Participant remains in continued employment or service with the Company or an Affiliate through the effective date of that Change of Control, this Award shall be converted into the right to receive the number of Shares determined by multiplying (A) the number of Target Performance Shares by (B) the applicable performance percentage (determined in accordance with the performance percentage matrix in attached Appendix A) for the levels at which the Performance Goals are attained over an abbreviated Performance Period ending with the close of the Company’s fiscal quarter coincident with or immediately preceding the effective date of the Change of Control, subject to the provisions of Paragraphs 4(c) and 4(d) below.

(c) If this Award is assumed, continued or substituted in connection with the Change of Control in accordance with the Plan, then provided Participant remains in continued employment or service with the Company or an Affiliate through the completion of the Performance Period, the Shares, or other consideration payable in connection with such assumption, continuation or substitution, issuable under this Award (as determined pursuant to Paragraphs 4(a) or 4(b)) shall be issued on January 1, 2013 or as soon as practicable thereafter but in no event later than March 15, 2013.  If Participant's continued employment or service terminates prior to completion of the Performance Period, then except as otherwise provided in Paragraph 4(f), the Award shall be immediately cancelled upon such termination and Participant shall thereupon cease to have any right or entitlement to receive any Shares or other consideration under the Award.

(d) If this Award is not assumed, continued or substituted in connection with the Change of Control in accordance with the Plan, then the Shares issuable under this Award (as determined pursuant to Paragraphs 4(a) or 4(b)) shall be issued on the effective date of the Change of Control or as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such effective date.

(e) Following a Change of Control, Participant shall not have any right to receive any Shares under this Award in excess of the number of Shares determined under this Paragraph 4.

(f) Notwithstanding anything to the contrary, in the event of an Involuntary Termination within twenty-four (24) months following a Change of Control that occurs during the Performance Period and in connection with which this Award is assumed, continued or substituted, the Shares, or other consideration payable in connection with such assumption, continuation or substitution issuable under this Award, (as determined pursuant to Paragraphs 4(a) or 4(b) above) shall be issued immediately upon such Involuntary Termination or as soon as practicable thereafter, but in no event more than fifteen (15) business days after such Involuntary Termination.

(g) Each issuance of Shares shall be subject to the Company’s collection of any Applicable Taxes.

(h) For purposes of this Agreement, the following definitions shall apply:

(i) “Involuntary Termination” shall mean the termination of Participant’s continued employment or service with the Company or an Affiliate which occurs by reason of such individual’s involuntary dismissal or discharge by the Company (or Affiliate) for reasons other than Cause.

(ii)  “Cause” shall mean “Cause” as defined in any employment or consulting agreement between Participant and the Company or an Affiliate in effect at the time of termination or, in the absence of such an employment or consulting agreement: (A) any conviction by a court of, or entry of a pleading of guilty or nolo contendere by Participant with respect to, a felony or any lesser crime involving moral turpitude or a material element of which is fraud or dishonesty; (B) Participant’s willful dishonesty of a substantial nature towards the Company and any of its Affiliates; (C) Participant’s use of alcohol or drugs which materially interferes with the performance of his duties to the Company and/or its Affiliates or which materially compromises the integrity and reputation of Participant or the Company and/or its Affiliates; or (D) Participant’s material, knowing and intentional failure to comply with material applicable laws with respect to the execution of the Company’s and its Affiliates’ business operations.

     5. Issuance of Share; Withholding.

(a) Except as otherwise provided under Paragraph 4, the Company shall issue the Actual Performance Shares to which Participant becomes entitled as soon as practicable following the determination under Paragraph 2 above but in no event later than the fifteenth (15th) day of the third (3rd) calendar month following the end of the Performance Period, subject to the Company’s collection of any Applicable Taxes.

(b) Any Applicable Taxes required to be withheld with respect to the issuance of the Shares under this Agreement shall be paid through an automatic Share withholding procedure pursuant to which the Company will withhold, at the time of such issuance, a portion of the Shares with a Fair Market Value (measured as of the issuance date) equal to the amount of those taxes.  Notwithstanding the foregoing, the Company may, in its sole discretion, require that such Applicable Taxes be paid through Participant’s delivery of his or her separate check payable to the Company in the amount of such taxes.

(c) In no event will any fractional shares be issued.

(d) The holder of this Award shall not have any shareholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until Participant becomes the record holder of those Shares following their actual issuance after the satisfaction of the Applicable Taxes.

6. Limited Transferability.  Prior to actual receipt of the Shares which vest and become issuable hereunder, Participant may not transfer any interest in the Award or the underlying Shares.  Any Shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award.  Participant may make such a beneficiary designation at any time by filing the appropriate form with the Committee or its designee.

7. Clawback.  If Participant has breached any restrictive covenant (whether non-solicitation, non-competition, non-disparagement or confidentiality) under any agreement between Participant and the Company or an Affiliate during employment or during the one (1) year period following termination of Participant’s employment or service with the Company or an Affiliate, the Company shall have the right to terminate this Award (and Participant shall thereupon cease to have any right or entitlement to receive any Shares under this Award) to the extent outstanding and to cancel any Shares issued hereunder and be paid any proceeds received by Participant from the sale of Shares issued hereunder.

8. Section 409A.  Notwithstanding any provision to the contrary in this Agreement, to the extent this Award may be deemed to create a deferred compensation arrangement under Code Section 409A, then Shares or other amounts which become issuable or distributable under this Agreement by reason of  Participant’s cessation of continued employment or service shall actually be issued or distributed to Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of Participant’s Separation from Service (as determined under Code Section 409A and Treasury Regulations thereunder) or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Committee in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Company, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred Shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first day of the month immediately following the date the Company receives proof of Participant’s death.

9. Compliance with Laws and Regulations. The issuance of Shares pursuant to the Award shall be subject to compliance by the Company and Participant with all applicable laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.  The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in order to be in compliance with applicable laws, rules and regulations.

10. Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant and Participant’s assigns, beneficiaries, executors, administrators, heirs and successors.

11. Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

Genpact Limited
Canon’s Court
22 Victoria Street
Hamilton HM EX
Bermuda
Attn:  Secretary

with a copy to:
Genpact Process Solutions, LLC
105 Madison Avenue
Second Floor
New York, NY 10016
Attn:  Legal Department

if to Participant, at Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

12. Construction.  This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

13. Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.  Each Participant and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of them may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Plan.

14. No Impairment of Rights.  This Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair in any way the rights of the Company or its shareholders to remove Participant from the Board at any time in accordance with applicable law.

15. Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

GENPACT LIMITED

Signature:

Name:

Title:

PARTICIPANT

Signature:

Name:

Address:

Appendix A

Organic Performance Goals: The Performance Goals to be achieved under the Award are 3-year Average Revenue Growth and 3-year Average EBITDA Growth for the Company for the Performance Period commencing on January 1, 2010 and ending on December 31, 2012.  For each goal there are three designated levels of attainment – threshold, target and outstanding.

Performance Level	3-Year Avg. Revenue Growth	3-Year Avg. Average EBITDA Growth
Outstanding	20%	20%
Target	15%	15%
Threshold	10%	10%

•	For such purpose, Revenue Growth and EBITDA Growth shall be calculated without taking into account the effect of any acquisition or restructuring.

•
The Actual Performance Shares to which Participant may become entitled at the end of the Performance Period shall be calculated by multiplying the designated number of Target Performance Shares by a performance percentage based on the level of achievement of each performance goal as follows (and rounding down to the nearest whole number):

		Avg. Organic Revenue Growth
		10.0%	12.5%	15.0%	17.5%	20.0%
Avg. EBITDA Growth	10.0%	50%	63%	75%	88%	100%
	12.5%	63%	75%	88%	100%	113%
	15.0%	75%	88%	100%	113%	125%
	17.5%	88%	100%	113%	125%	138%
	20.0%	100%	113%	125%	138%	150%

•	Straight line interpolation will apply to performance levels between the ones illustrated above.

•	If performance below threshold occurs for either metric, payout on the other metric will also be zero regardless of performance.

•	The goals will be measured based on Company-wide performance on a consolidated basis.